News Release

For Immediate Release

GenCorp Reports 2008 First Quarter Results

SACRAMENTO, Calif. - March 26, 2008 - GenCorp Inc. (NYSE: GY) today reported results for the first quarter ended February 29, 2008.

Sales of $176.6 million for the first quarter 2008 increased 17% over $150.8 million in the first quarter of 2007, reflecting growth in our aerospace and defense business.

Income from continuing operations for the first quarter of 2008 was $3.3 million ($0.06 per share), compared to a loss from continuing operations of $2.1 million ($0.04 per share) for the first quarter of 2007. The improved results for the first quarter of 2008 compared to the first quarter of 2007 were primarily driven by (i) decreased retirement benefit plan expenses, and (ii) lower costs associated with our environmental clean-up and related activities, partially offset by the favorable performance on the Titan program close-out activities in 2007.

Net income for the first quarter of 2008 was $3.0 million ($0.05 per share), compared to net income of $28.5 million ($0.51 per share) for the first quarter of 2007. The first quarter of 2007 results include a $31.2 million gain in discontinued operations from a negotiated early retirement of a seller note and an earn-out payment associated with the divestiture of the Fine Chemicals business in November 2005.

“We are pleased with Aerojet’s sales growth in the first quarter,” said Scott Neish, GenCorp’s interim president and chief executive officer. “The year-over-year increase represents a good start to 2008 in meeting the challenge of replacing the financial impact of our successful Titan engine program.

“With respect to our real estate segment, the recent release of 2,300 acres of land in our Rio del Oro project by the California Department of Toxic Substances Control from environmental order marked an important milestone in returning this land to productive use. We continue to seek entitlements on approximately 6,400 acres of excess Sacramento land, enhancing the long-term value of our excess real estate holdings,” concluded Mr. Neish.

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Operations Review

Aerospace and Defense Segment

Aerojet reports its fiscal year sales and income under a 52/53 week accounting convention. Fiscal 2008 is a 53 week year with the extra week accounted for in the first quarter — one more week than was reported in the first quarter of 2007. Sales of $174.5 million for the first quarter of 2008 increased 17% over $149.1 million in the first quarter of 2007, reflecting the added week and growth in the Standard Missile, TOW and Orion programs, partially offset by the close-out activities of the Titan program in 2007.

First quarter of 2008 segment performance was $10.4 million compared to $7.2 million in the first quarter of 2007. Excluding the effect of environmental remediation provision adjustments and retirement benefit plan expense, segment performance for the first quarter of 2008 was $14.9 million (8.5% of sales), compared to $14.3 million (9.6% of sales) in the first quarter of 2007. Segment performance in the first quarter of 2008 included recognition of favorable contract performance on the Atlas V® program offset by declines in other programs. Segment performance in the first quarter of 2007 included favorable results on the Titan program close-out activities. Segment performance, which is a non-GAAP financial measure, is defined in the Operating Segment Information table included in this release.

As of February 29, 2008, contract backlog was $980 million. Funded backlog, which includes only those contracts for which money has been directly authorized by the U.S. Congress, or for which a firm purchase order has been received from a commercial customer, was $621 million at February 29, 2008.

Real Estate Segment

Real estate sales and segment performance for the first quarter of 2008 were $2.1 million and $1.3 million, respectively, compared to $1.7 million and $0.8 million, respectively, for the first quarter of 2007. The increase in sales and segment performance reflects the one-time impact of completion of negotiations with the Sacramento Regional Transit District for the October 2004 property usage agreement relating to its existing Light Rail station.

The Company continues to process entitlement applications on its approximately 6,400 acres of excess Sacramento land under the brand name of Easton.

Additional Information

On March 5, 2008, the Company entered into a second amended and restated shareholder agreement (Shareholder Agreement) with Steel Partners II L.P. with respect to the election of Directors for the 2008 Annual Meeting and certain other related matters. The Company expects to incur a charge in the range of $11 million to $15 million in the second quarter of 2008. The charge includes costs associated with Terry L. Hall’s executive severance agreement, increases in pension benefits primarily for the Company’s officers, and accelerated vesting of outstanding stock-based payment awards.

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As a result of the Shareholder Agreement, the Company was required to fund into a grantor trust on March 12, 2008, from cash on hand, an amount equal to $34.8 million, which represents the liabilities associated with the Benefits Restoration Plan (BRP) and the amounts that would be payable to certain officers of the Company who are party to the executive severance agreements in the event of qualifying terminations of employment following a change of control (as defined in the BRP and the executive severance agreements) of the Company.

Retirement benefit plan expense, which is mostly non-cash, decreased to $1.9 million in the first quarter of 2008 from $5.3 million in the first quarter of 2007. The decrease is primarily related to an increase in the discount rate used to determine benefit obligations and a reduction in the impact of amortizing prior years’ actuarial losses.

Total debt decreased slightly to $445.4 million at February 29, 2008 from $446.3 million at November 30, 2007. Cash balances at February 29, 2008 decreased to $72.5 million compared to $92.3 million at November 30, 2007. Total debt less cash increased to $372.9 million at February 29, 2008 from $354.0 million as of November 30, 2007. The $18.9 million increase in total debt less cash is primarily the result of cash usage due to increased working capital and capital investment needs in the Aerospace and Defense segment and interest payments. As of February 29, 2008, the Company had $72.4 million in outstanding letters of credit issued under the $125.0 million letter of credit subfacility and the Company’s $80.0 million revolving credit facility was unused.

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

•	effects of recent changes in board membership and management on the Company’s operations and/or business strategy;
•	cancellation or material modification of one or more significant contracts;
•	future reductions or changes in U.S. government spending;
•	failure to comply with regulations applicable to contracts with the U.S. government;

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•	significant competition and the Company’s inability to adapt to rapid technological changes;
•	product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company’s fixed-price contracts;
•	the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
•	requirements to provide guarantees and/or letters of credit to financially assure the Company’s environmental obligations;
•	environmental claims related to the Company’s current and former businesses and operations;
•	the release or explosion of dangerous materials used in the Company’s businesses;
•	reduction in airbag propellant sales volume;
•	disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as raw materials price increases;
•	changes in economic and other conditions in the Sacramento metropolitan area, California real estate market or changes in interest rates affecting real estate values in that market;
•
the Company’s limited experience in real estate activities and the ability to execute its real estate business plan, including the Company’s ability to obtain or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;

•
the Company’s property being subject to federal, state and local regulations and restrictions that may impose significant limitations on the Company’s plans, with much of the Company’s property being raw land located in areas that include the natural habitats of various endangered or protected wildlife species;

•	the cost of servicing the Company’s debt and compliance with financial and other covenants;
•	the results of significant litigation;
•	costs and time commitment related to acquisition activities;
•	additional costs related to the Company’s recent divestitures;
•	a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
•	fluctuations in sales levels causing the Company’s quarterly operating results to fluctuate;
•	occurrence of liabilities that are inadequately covered by indemnity or insurance;
•	changes in the Company’s contract-related accounting estimates;
•	new accounting standards that could result in changes to our methods of quantifying and recording accounting transactions;
•	effects of changes in discount rates and returns on plan assets of defined benefit pension plans;
•	failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act; and
•	those risks detailed from time to time in the Company’s reports filed with the SEC.

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About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650

(Tables to follow)

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Consolidated Statements of Operations
GenCorp Inc.
	Three Months Ended
	February 29,	February 28,
(Dollars in millions, except per-share amounts)	2008	2007
	(Unaudited)
Net Sales	$176.6	$150.8
Costs and Expenses
Cost of products sold	158.8	135.0
Selling, general and administrative	2.2	3.0
Depreciation and amortization	6.5	6.5
Interest expense	7.3	7.2
Interest income	(1.4)	(1.3)
Other expense, net	0.1	2.1
Income (loss) from continuing operations before income taxes	3.1	(1.7)
Income tax (benefit) provision	(0.2)	0.4
Income (loss) from continuing operations	3.3	(2.1)
Income (loss) from discontinued operations, net of income taxes	(0.3)	30.6
Net Income	$3.0	$28.5
Income Per Share of Common Stock
Basic and Diluted:
Income (loss) per share from continuing operations	$0.06	$(0.04)
Income (loss) per share from discontinued operations, net of income taxes	(0.01)	0.55
Net income per share	$0.05	$0.51

Weighted average shares of common stock outstanding	56.7	55.9
Weighted average shares of common stock outstanding, assuming dilution	56.9	55.9

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Operating Segment Information
GenCorp Inc.
	Three Months Ended
	February 29,	February 28,
(Dollars in millions)	2008	2007
	(Unaudited)
Net Sales:
Aerospace and Defense	$174.5	$149.1
Real Estate	2.1	1.7
Total Net Sales	$176.6	$150.8
Segment Performance: Aerospace and Defense
Segment performance before environmental remediation provision adjustments and retirement benefit plan expense	$14.9	$14.3
Environmental remediation provision adjustments	(0.7)	(1.2)
Retirement benefit plan expense	(3.8)	(5.9)
Aerospace and Defense	10.4	7.2
Real Estate	1.3	0.8
Total Segment Performance	$11.7	$8.0

	Three Months Ended
	February 29,	February 28,
(Dollars in millions)	2008	2007
	(Unaudited)
Reconciliation of segment performance to income (loss) from continuing operations before income taxes:
Segment Performance	$11.7	$8.0
Interest expense	(7.3)	(7.2)
Interest income	1.4	1.3
Corporate and other expenses	(4.6)	(4.4)
Corporate retirement benefit plan income	1.9	0.6
Income (loss) from continuing operations before income taxes	$3.1	$(1.7)

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, commercial legacy income and expenses, provisions for unusual items not related to the operations, interest expense, interest income, cumulative effect of changes in accounting principles, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the financial performance of its segments.

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Condensed Consolidated Balance Sheets
GenCorp Inc.
	February 29,	November 30,
(In millions)	2008	2007
	(Unaudited)
Current Assets
Cash and cash equivalents	$72.5	$92.3
Accounts receivable	108.6	99.2
Inventories	75.1	67.5
Recoverable from U.S. government and other third parties for environmental remediation costs and other	46.2	46.5
Prepaid expenses and other	17.1	17.4
Income tax receivable	7.0	-
Assets of discontinued operations	0.1	0.1
Total Current Assets	326.6	323.0

Noncurrent Assets
Property, plant and equipment, net	137.7	139.8
Real estate held for entitlement and leasing	46.5	45.3
Recoverable from U.S. government and other third parties for environmental remediation costs and other	177.7	179.0
Prepaid pension asset	103.1	101.0
Goodwill	94.9	94.9
Intangible assets	21.3	21.7
Other noncurrent assets, net	87.8	90.5
Total Noncurrent Assets	669.0	672.2
Total Assets	$995.6	$995.2

Liabilities and Shareholders’ Deficit
Current Liabilities
Short-term borrowings and current portion of long-term debt	$1.5	$1.5
Accounts payable	32.4	28.9
Reserves for environmental remediation costs	67.3	66.1
Income taxes payable	-	6.2
Postretirement medical and life benefits	8.8	8.8
Advance payments on contracts	44.4	49.1
Other current liabilities	80.5	84.3
Liabilities of discontinued operations	1.1	1.0
Total Current Liabilities	236.0	245.9

Noncurrent Liabilities
Convertible subordinated notes	271.4	271.4
Senior subordinated notes	97.5	97.5
Other long-term debt	75.0	75.9
Deferred income taxes	0.2	0.3
Reserves for environmental remediation costs	200.7	203.9
Postretirement medical and life benefits	77.2	78.5
Other noncurrent liabilities	72.6	73.8
Total Noncurrent Liabilities	794.6	801.3
Total Liabilities	1,030.6	1,047.2
Total Shareholders’ Deficit	(35.0)	(52.0)
Total Liabilities and Shareholders’ Deficit	$995.6	$995.2

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